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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2002

SCHERER HEALTHCARE, INC.
(Exact name of Company specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-10552 (Commission File Number)	59-0688813 (IRS Employer ID No.)

120 Interstate North Parkway, S.E. Suite 305 Atlanta, Georgia (Address of principal executive offices)	30339 (Zip Code)

(770) 933-1800
(Registrant's telephone number, including area code)

Item 4. Changes in Registrant's Certifying Accountant.

        On July 25, 2002, the Board of Directors of Scherer Healthcare, Inc. (the "Company"), upon recommendation of its Audit Committee, decided not to engage Arthur Andersen LLP ("Andersen") as the Company's principal public accountants. The Company intends to engage Deloitte & Touche LLP ("Deloitte & Touche") to serve as the Company's principal public accountants, upon completion of, and subject to, Deloitte & Touche's customary client acceptance procedures, for the fiscal year ending March 31, 2003.

        Andersen's reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years ended March 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the Company's two most recent fiscal years ended March 31, 2002 and the subsequent interim period through July 25, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

        The Company, after making reasonable efforts, was unable to obtain a letter from Andersen agreeing with such statements. Accordingly, as permitted by Item 304T of Regulation S-K (Release No. 33-8070), the Company has not included such a letter as an exhibit to this Current Report on Form 8-K.

        During the Company's two most recent fiscal years ended March 31, 2002 and the subsequent interim period through July 25, 2002, the Company did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)  Exhibits.

        None

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHERER HEALTHCARE, INC.

/s/ DONALD P. ZIMA Donald P. Zima Vice President and Chief Financial Officer
Date: July 31, 2002

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  Item 4. Changes in Registrant's Certifying Accountant.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES